TWIN VENTURES LTD.

NEWS RELEASE

April 23, 2004	Trading Symbol: TWVL OTCBB

BAINRIDGE ISLAND, WA, -Twin Ventures, Ltd. (OTCBB: TWVL) is pleased to announce that as of today’s date Mr. Victor L. Perkell, (B.A., L.L.B.) has been appointed as a member of the Board of Directors of the Company.

Mr.     Perkell received his B.A. in Political Science from Glendon College, York University, Toronto in 1988 and his L.L.B. from Osgoode Hall Law School in 1991. Mr. Perkell has been a member of the bar since 1993 when he practiced as a sole practitioner and later founded the partnership of Bedford-Jones & Perkell in Toronto. Mr. Perkell was counsel in several high-profile cases and also maintained a small commercial practice. Since retiring from private practice in the late 1990s, Mr. Perkell continues to consult and manage various business interests in the Toronto area.

Simultaneous with the appointment of Mr. Perkell to the Board of Directors of the Company, Mr. Brian Bisset has tendered his resignation from the Board of Directors of the Company to puruse other interests. In addition, Mr. Graeme Scott, the President of the Company, has purchased, in a private transaction 4,000,000 common shares of the Company which are restricted in accordance with Rule 144 of the Securities Act of 1933. Mr. Scott now holds a cumulative total of 6,000,000 common shares.

After these corporate changes, the Company intends to continue its philosophy to seek, evaluate and engage in the acquisition, exploration and development of mineral properties with exploration and development potential.

Safe harbour for Forward-Looking Statements:

Except for statements of historical fact, the information presented herein constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations and changes in consumer and business consumption habits and other factors over which Twin Venture Ltd. has little or no control.